Exhibit 99.1

Palmetto Bancshares, Inc.

L. Leon Patterson

Chairman &

Chief Executive Officer

June 30, 2009

Dear Shareholder:

I am writing to provide you with information regarding the Palmetto Bancshares, Inc. Private Trading System that was announced at our 2009 annual shareholder meeting. We are pleased to announce the launch of the Private Trading System, a mechanism created to assist buyers and sellers facilitate trades in our common stock. Attached to this letter you will find a summary describing the operation, participation, terms and benefits of the Private Trading System.

As you know, shares of our common stock have previously been traded through a method which most often required the efforts of authorized officers of Palmetto Bancshares, Inc. Some time ago, we determined that a better way to facilitate trades in our common stock was needed. After reviewing several options, our Board of Directors decided that the Private Trading System was our best alternative. The Private Trading System will allow shareholders and persons who are not current shareholders the ability to easily access current buy and sell offers for our common stock via the internet at all hours of the day. We believe this will increase the flow of information between shareholders and prospective purchasers and thus facilitate a more active and efficient market in our common stock.

After you have read the attached summary, should you have any questions regarding the Private Trading System, please contact our Corporate Secretary, Teresa Crabtree, at (864) 984-8321 or at tcrabtree@palmettobank.com.

Sincerely,

L. Leon Patterson
Chairman and Chief Executive Officer
Palmetto Bancshares, Inc.

Palmetto Bancshares, Inc.

Private Trading System

We are pleased to announce the launch of Palmetto Bancshares, Inc. Private Trading System, a mechanism created to assist buyers and sellers facilitate trades in our common stock. The following information describes the operation, participation, terms and benefits of the Private Trading System. Should you have any questions regarding the Private Trading System, please contact our Corporate Secretary, Teresa Crabtree, at (864) 984-8321 or at tcrabtree@palmettobank.com.

What is the Private Trading System?

The Private Trading System is a passive, non-execution system designed to match interested buyers and sellers of our common stock. Specifically, the Private Trading System acts as a forum where current shareholders and members of the general public may access and submit offer information to buy or sell shares of common stock of the Company.

Participants will submit offer information to the Company which will be placed onto the Private Trading System. Participants will then negotiate terms of the transaction and finalize the transaction with our transfer agent with no involvement by the Company, the Bank or any of our officers, directors, or employees.

How much does it cost to participate in the Private Trading System?

Participation in the Private Trading System is free of charge. No officer, director or employee of the Company or the Bank may charge or receive any compensation relating to the submission of offer information or the potential transaction.

How is offer information submitted to the Private Trading System?

Participants should submit written offers to purchase or sell shares of our common stock using the stock transfer request form to our Corporate Secretary by facsimile to (864) 984-8459 or email to tcrabtree@palmettobank.com. Our Corporate Secretary will then place the information onto the Private Trading System. Any amendments to an offer to purchase or sell shares must also be submitted to our Corporate Secretary in writing via a stock transfer request form (as set forth below).

Any participant that is registered as a broker-dealer, an associated person of a broker-dealer, or who has a state securities license is required to identify that fact to the other participants in his offer information. In addition, participants are prohibited from submitting an offer to buy at one price and an offer to sell at a higher price (“two-sided quotes”).

How is offer information amended once submitted to the Private Trading System?

Participants wishing to amend offer terms to purchase or sell shares of our common stock should submit written amended offer terms using the stock transfer request form (and checking the appropriate box on the form) to our Corporate Secretary by facsimile to (864) 984-8459 or email to tcrabtree@palmettobank.com. Our Corporate Secretary will then place the amended information onto the Private Trading System.

Where can participants find additional information about recent trades in our common stock?

The Company’s common stock is not listed on an exchange or any over-the-counter service, thus there is currently no public trading market in the Company’s common stock, and private trading of the Company’s common stock has been limited and sporadic. Local buyers and sellers have privately negotiated many of the trades of which the Company is aware. Participants may view trades in which the Company is aware over a three-year period by clicking on the following link: www.palmettobank.com.

Where can participants find more information about the Company and our Bank?

By clicking on the following link to gain access to our SEC EDGAR Filing Database, participants may view all filings required to be filed electronically with the SEC. Filings submitted prior to 1996, the effective date for mandatory electronic filings, were submitted in paper format and, therefore, will not appear in the database. Copies of our filings with the SEC are available upon written request to our Corporate Secretary at Palmetto Bancshares, Inc., Post Office Box 49, Laurens, South Carolina 29360.

http://www.palmettobank.com/about/secFilings.aspx?x=4&id=about&acp=0

Note that links to third-party sites are provided for your convenience. Such sites are not within the Company’s or the Bank’s control and may not follow the same privacy, security or accessibility standards as ours. The third party is responsible for the content and availability of its sites, partners or advertisers.

What information should be included in an offer to purchase or sale common stock of the Company?

Participants must submit the following information via a stock transfer request form to our Corporate Secretary by facsimile to (864) 984-8459 or email to tcrabtree@palmettobank.com:

•	name, address, telephone number, and any other contact mechanisms where such participant may by reached by the Company;

•	whether the participant elects to make his contact information public or private to interested parties on the Private Trading System;

•	the number of shares of stock offered for sale or desired to be purchased;

•	the desired ask or bid price per share of common stock;

•	the desired termination date of the offer (if any); and

•	whether the transfer request is a new request or an amendment to an existing transfer request.

How are participants contacted?

Once offer information has been submitted to the Corporate Secretary via a transfer request form, she will place the offer information on the Private Trading System for current shareholders and members of the general public to access. Interested parties may then contact other participants using the contact information submitted in the offer. If a participant elects not to disclose his or her contact information on the Private Trading System, then interested parties should contact Teresa Crabtree to obtain such person’s contact information.

How is a transaction completed?

To properly complete a transaction, the seller of the common stock must notify the Corporate Secretary of the final terms of the transaction via a transfer confirmation form and transfer the stock certificate to the Company’s transfer agent by taking the following steps:

(1) Sign the stock certificate guaranteed by a medallion signature stamp.

The seller must have his signature “guaranteed” before the transfer agent will accept the transaction. Most transfer agents insist on signature guarantees because they limit their liability and losses if a signature turns out to be forged. To accomplish this, the seller may bring the stock certificate to the Bank where it will be simultaneously signed by the seller and guaranteed by the Bank through the medallion signature stamp.

Please note that in lieu of the medallion signature stamp, an authorized agent of the Bank may sign the stock certificate simultaneously with the seller’s signature to guarantee to the transfer agent that the signature is valid and has not been forged.

(2) Fill out the appropriate transfer information on the back of the stock certificate.

The seller must list his social security number or tax identification number, the number of certificated shares to be transferred, and the name, address, date and telephone number of the transferee on the back of the stock certificate. This may be accomplished by prescribing the information directly on the back of the share certificate or by submitting the information through the Request for Transfer Form which can be found at the transfer agent’s website at http://www.rtco.com/forms.asp.

(3) Mail the stock certificate to the transfer agent.

The seller must mail the stock certificate, along with the required transfer information, to the Company’s transfer agent at the following address:

Registrar and Transfer Company

ATTN: Transfer Department

10 Commerce Drive

Cranford, NJ 07016

Upon receipt of the stock certificate, the transfer agent will cancel the stock certificate and issue and mail a new certificate to the transferee listed in the transfer information.

When will participants be able to initiate an offer to purchase or sell common stock of the Company?

Participants may view the Private Trading System and begin submitting the necessary information immediately to our Corporate Secretary. Offers to purchase or sell common stock will be placed onto the Private Trading System on August 17, 2009.

What else should participants know about the Private Trading System?

Neither the Company nor the Bank is registered as a national securities exchange, securities information processor, broker, dealer or investment advisor. Absent an available exemption, the registration requirements of the federal securities laws apply to all offers and sales through the Private Trading System. All applicable federal and state securities laws (including the anti-fraud and anti- manipulation provisions) apply to any offer made or transaction consummated using the Private Trading System.

The information set forth on the Private Trading System does not consist of firm quotes, but rather is merely a list of names, addresses and telephone numbers of interested buyers and sellers, the number of shares of common stock offered for sale or desired to be purchased, and the price at which the proposed transaction would occur. We do not assure that any particular transaction will occur as to any particular number of shares or at any particular price. All transactions between participants must be executed by the participants independent of the Company, the Bank, and any of our employees. Trades in the Company’s stock over a three-year period which are listed on the Private Trading System are based solely on data that has been reported to the Company and may not include all trades over such three-year period. The Company makes no representation regarding the accuracy of the data or the value of the shares for the trades listed over the three-year period.

The Palmetto Bancshares, Inc.

Private Trading System

Terms and Conditions

I hereby agree and acknowledge that I have read, understand, and agree to all of the following terms and conditions of the Palmetto Bancshares, Inc. (the “Company”) Private Trading System:

(i) Neither the Company nor The Palmetto Bank (the “Bank”) is registered as a national securities exchange, securities information processor, broker, dealer or investment adviser under federal or state securities laws.

(ii) The Private Trading System functions merely as a passive system to facilitate trades of the Company’s common stock for its shareholders and the general public.

(iii) The information set forth on the Private Trading System does not consist of firm quotes, but rather is merely a list of the names, addresses and telephone numbers of interested buyers and sellers, the number of shares of common stock offered or desired to be purchased, and the price at which the proposed transaction would occur.

(iv) The Company does not assure that any particular transaction will occur as to any particular number of shares or at any particular price.

(v) Transactions between participants, including any negotiations, must be executed by the participants independent of the Company, the Bank, or any employees of the Company or the Bank.

(vi) Neither the Company nor the Bank will act as a participant’s agent, broker, representative, advisor, or in any other fiduciary capacity.

(vii) Neither the Company nor the Bank will accept any checks or cash payments for transactions made on the Private Trading System. All checks should be payable to the seller of the common stock or an independent agent, such as an escrow agent.

(viii) No officer, director or employee of the Company or the Bank may be involved in any purchase or sale negotiations, provide a participant with advice relating to a potential transaction, or receive, hold or transfer funds incident of operating the Private Trading System.

(ix) Neither the Company, the Bank, nor their employees may receive any compensation in any form whatsoever related to maintaining or creating the Private Trading System.

(x) All applicable federal and state securities laws (including the anti-fraud and anti-manipulation provisions) apply to any offer made or transaction consummated using the Private Trading System.

(xi) Any participant that is a broker-dealer, an associated person of a broker-dealer, or who has a state securities license is responsible for identifying that fact to the other participants.

(xii) Participants are prohibited from submitting an offer to buy at one price and an offer to sell at a higher price (“two-sided quotes”).

(xiii) Absent an available exemption, the registration requirements of the federal securities laws apply to all offers and sales through the private trading system.

(xiv) Neither the Company nor any affiliate may use the Private Trading System directly or indirectly, such as to buy or sell securities, except in compliance with the securities laws, including registration requirements.

(xv) The trades listed on the Private Trading System for the three-year period indicated are based solely on data that has been reported to the Company and may not include all trades during such period. The Company makes no representation regarding the accuracy of the data or the value of the shares.

Name:
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